                                                                    EXHIBIT 99.1
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              TRACTOR SUPPLY COMPANY REPORTS THIRD QUARTER RESULTS
                       ~ SAME-STORE SALES INCREASE 10% ~
                     ~ COMPANY UPDATES FULL YEAR GUIDANCE ~
--------------------------------------------------------------------------------

Brentwood, Tennessee, October 11, 2004 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the financial results for its third fiscal quarter and nine months ended September 25, 2004.

THIRD QUARTER RESULTS
---------------------

Net sales for the quarter increased 18.0% to $426.4 million from $361.2 million last year. Same-store sales increased 10.1% versus last year's 13.7% gain. Higher selling prices for steel, feed, and petroleum-based products contributed 3.4% of the same-store sales increase. The Company's same-store sales were positive in all regions. Stores impacted by hurricanes averaged a 36% increase while northern tier stores, where temperatures were warmer than expected, averaged a 4% increase.

Gross margin increased 9.5% to $119.6 million. Gross margin was 28.0% compared to 30.2% for the comparable quarter in 2003. Gross margin was negatively impacted by several factors, including: (i) a sales mix shift towards lower margin hurricane-related products and promotional items and lower than expected sales of higher margin fall/winter products, (ii) the impact of higher steel and other commodity costs, (iii) higher than anticipated freight costs, and (iv) an adverse swing in the LIFO reserve due to higher product costs.

Selling, general and administrative expenses were 23.6% of sales versus 23.3% of sales last year. SG&A in 2004 includes a $2.9 million pre-tax expense incurred in the third quarter of 2004 related to consolidating and relocating the store support center. Additionally, incremental store payroll and travel expenses related to reset activity, a charge due to the pending bankruptcy of an insurance carrier, uninsured hurricane losses, and increased legal expenses totaling approximately $3.4 million were included in SG&A expenses for the quarter.

In line with the Company's revised outlook issued on September 29, 2004, net income for the quarter, including a $1.9 million after-tax charge for the store support center relocation, was $8.0 million, or $0.19 per diluted share, compared to $12.1 million, or $0.30 per diluted share, for the comparable quarter in 2003. Excluding the aforementioned charge, net income was $9.9 million, or $0.23 per diluted share.

During the third quarter, the Company opened 17 stores including 13 new and four relocated stores compared to four new and seven relocated stores in the third quarter of 2003.

NINE MONTH RESULTS
------------------

For the first nine months of fiscal 2004, net sales increased 18.3% to $1,282.9 million and same-store sales increased 10.7% versus last year's 6.0% gain. Gross margin in the first nine months decreased 50 basis points to 29.6%. Selling, general and administrative expenses increased 30 basis points to 22.8% of sales, including the costs for the store support center relocation.

Net income for the first nine months of fiscal 2004 was $43.1 million, or $1.03 per diluted share, compared to net income of $39.6 million, or $0.99 per diluted share, in the prior year period. The results of fiscal 2004 included approximately $1.9 million in after-tax costs related to the consolidation and relocation of the store support center. The results of fiscal 2003 included an after-tax charge of $1.9 million related to the adoption of new accounting guidance for vendor allowances.

During the first nine months, the Company opened a total of 38 new stores and relocated 13 stores, compared to 29 new store openings in the prior year period with 12 store relocations.

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Jim Wright, President and Chief Executive Officer of Tractor Supply Company, stated, "While weather and certain other outside factors contributed to third quarter results that were below our initial expectations, there are specific areas where our execution should have been sharper, such as the roll out of our store reset program and the management of our pricing strategy, and we have taken action to address these issues.

"That said, our year-to-date results are strong, with both our top and bottom lines showing improvement over last year. These results reflect consumers' continued satisfaction with our unique product offering and commitment to customer service."

FISCAL 2004 OUTLOOK
-------------------

The Company now expects full year net sales to range between approximately $1,723 and $1,733 million, an increase of 17.0% to 17.7% over fiscal 2003.

Including the estimated $1.9 million after-tax charge, full year net income is expected to range between approximately $63.7 and $64.4 million, or $1.52 to $1.54 per diluted share. This compares to $58.4 million, or $1.45 per diluted share, in fiscal 2003. The results of fiscal 2003 included an after-tax charge of $1.9 million, or $0.04 per diluted share, related to the adoption of new accounting guidance. Excluding the $1.9 million after-tax charge for the consolidation and relocation of the Company's store support center, full year net income is expected to range between approximately $65.6 and $66.3 million, or $1.57 to $1.59 per diluted share.

For the fourth quarter of 2004, the Company currently anticipates net sales in the $440 to $450 million range and net income between $20.6 and $21.3 million, or $0.49 to $0.51 per diluted share. This compares to 2003 fourth quarter net income of $16.9 million, or $0.41 per diluted share. During the balance of fiscal 2004, the Company plans approximately 14 additional new store openings and approximately eight store relocations.

"We have implemented several initiatives over the past few years that have proven successful in their ability to drive profitable growth over the long term. While we hit some `road blocks' in the third quarter, we are pleased with our overall progress," concluded Mr. Wright. "Going forward, we intend to strike a better balance between top line growth and margin by refining our promotional plan, revising our pricing strategy according to changes in merchandise and other operating costs, and implementing new programs more efficiently. That said, our outlook is based upon achieving improvement in these areas while continuing our progress on a number of new programs. We remain confident that with the strategies we have in place our Company is on the right track to drive long term shareholder value."

At September 25, 2004, Tractor Supply Company operated 500 stores in 32 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Tractor Supply Company will be hosting a conference call at 9 a.m. Eastern Time on October 12, 2004 to further discuss the quarterly results. The call will be simultaneously broadcast over the Internet on the Company's homepage at WWW.MYTSCSTORE.COM and can be accessed under the subheading "INVESTOR RELATIONS."

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FOOTNOTES:
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o ALL COMPARISONS TO PRIOR PERIODS ARE TO THE RESPECTIVE PERIOD OF THE PRIOR FISCAL YEAR UNLESS THE CONTEXT SPECIFICALLY INDICATES OTHERWISE.

o THE 2003 RESULTS OF OPERATIONS AND FINANCIAL POSITION ARE PRESENTED AS IF THE TWO-FOR-ONE STOCK SPLIT EFFECTIVE IN AUGUST 2003 HAD OCCURRED PRIOR TO THE BEGINNING OF THE RELATED PERIOD.

o AS WITH ANY BUSINESS, ALL PHASES OF THE COMPANY'S OPERATIONS ARE SUBJECT TO INFLUENCES OUTSIDE ITS CONTROL. THIS INFORMATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING ESTIMATED RESULTS OF OPERATIONS IN FUTURE PERIODS. THESE STATEMENTS INCLUDE REFERENCE TO CERTAIN FACTORS, ANY ONE, OR A COMBINATION, OF WHICH COULD MATERIALLY AFFECT THE RESULTS OF THE COMPANY'S OPERATIONS. THESE FACTORS INCLUDE GENERAL ECONOMIC CYCLES AFFECTING CONSUMER SPENDING, WEATHER FACTORS, OPERATING FACTORS AFFECTING CUSTOMER SATISFACTION, CONSUMER DEBT LEVELS, PRICING AND OTHER COMPETITIVE FACTORS, THE ABILITY TO ATTRACT, TRAIN AND RETAIN QUALIFIED EMPLOYEES, THE ABILITY TO IDENTIFY SUITABLE LOCATIONS AND NEGOTIATE FAVORABLE LEASE AGREEMENTS ON NEW AND RELOCATED STORES, THE TIMING AND ACCEPTANCE OF NEW PRODUCTS IN THE STORES, THE MIX OF GOODS SOLD, THE CONTINUED AVAILABILITY OF FAVORABLE CREDIT SOURCES, CAPITAL MARKET CONDITIONS IN GENERAL AND THE SEASONALITY OF THE COMPANY'S BUSINESS. FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY ARE BASED ON KNOWLEDGE OF ITS BUSINESS AND THE ENVIRONMENT IN WHICH IT OPERATES, BUT BECAUSE OF THE FACTORS LISTED ABOVE, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED BY ANY FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY OR ITS BUSINESS AND OPERATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                          (FINANCIAL TABLES TO FOLLOW)

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                              RESULTS OF OPERATIONS
                              ---------------------
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 THIRD QUARTER ENDED                           NINE MONTHS ENDED
                                    -------------------------------------------   ---------------------------------------------
                                         SEPT. 25, 2004        SEPT. 27, 2003        SEPT. 25, 2004         SEPT. 27, 2003
                                    ---------------------  --------------------   --------------------    ---------------------
                                                 (UNAUDITED)                                       (UNAUDITED)
                                                   % of                   % of                  % of                     % of
                                                   SALES                   SALES                SALES                    SALES
                                                   -----                   -----                -----                    -----
Net sales                          $   426,384     100.0% $   361,204     100.0% $ 1,282,857     100.0% $ 1,084,355      100.0%
Cost of merchandise sold               306,808      72.0      251,971      69.8      903,569      70.4      758,033       69.9
                                   -----------   -------  -----------   -------  -----------   -------  -----------    -------
   Gross margin                        119,576      28.0      109,233      30.2      379,288      29.6      326,322       30.1
Selling, general and
  administrative expenses              100,647      23.6       84,075      23.3      292,144      22.8      243,569       22.5
Depreciation and amortization            6,269       1.5        5,165       1.4       18,186       1.4       14,369        1.3
                                   -----------   -------  -----------   -------  -----------   -------  -----------    -------
   Income from operations               12,660       2.9       19,993       5.5       68,958       5.4       68,384        6.3
Interest expense, net                      171       --           805       0.2          742       0.1        2,756        0.2
                                   -----------   -------  -----------   -------  -----------   -------  -----------    -------
Income before income taxes and
 cumulative effect of accounting
 change                                 12,489       2.9       19,188       5.3       68,216       5.3       65,628        6.1
Income tax provision                     4,537       1.0        7,059       1.9       25,067       1.9       24,099        2.2
                                   -----------   -------  -----------   -------  -----------   -------  -----------    -------

Net income before cumulative
 effect of accounting change ...         7,952       1.9       12,129       3.4       43,149       3.4       41,529        3.9
Cumulative effect of accounting
 change, net of tax                       --         --          --         --          --         --        (1,888)       0.2
                                   -----------   -------  -----------   -------  -----------   -------  -----------    -------
Net income                         $     7,952       1.9% $    12,129       3.4% $    43,149       3.4% $    39,641        3.7%
                                   ============  =======  ===========   =======  ===========   =======  ===========    =======

Net income per share, before
   cumulative effect of accounting change:

          Basic     $   0.21$   0.33$   1.13$   1.12
          Diluted   $   0.19$   0.30$   1.03$   1.03

Net income per share, including
   cumulative effect of accounting change:

          Basic     $   0.21$   0.33$   1.13$   1.07
          Diluted   $   0.19$   0.30$   1.03$   0.99

Weighted average shares
 outstanding (000's):
          Basic     38,259   37,262   38,100   36,986
          Diluted   41,731   40,553   41,757   40,190



                                     (more)

                                                                    EXHIBIT 99.1
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                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                         SEPT. 25,             SEPT. 27,
                                                           2004                   2003
                                                        --------------------------------
                                                                  (UNAUDITED)
                          ASSETS

Current assets:
    Cash and cash equivalents                             $  23,488          $  30,903
    Inventories                                             435,007            374,849
    Prepaid expenses and other current assets                36,771             22,025
    Assets held for sale                                      2,877              2,611
    Deferred income taxes                                     5,850              7,294
                                                          ---------          ---------
         Total current assets                               503,993            437,682

Property and equipment, net                                 184,256            147,381
Other assets                                                  5,945              4,323
                                                          ---------          ---------

TOTAL ASSETS                                              $ 694,194          $ 589,386
                                                          =========          =========



         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                      $ 199,264          $ 195,599
    Accrued expenses                                         84,421             60,218
    Current maturities of long-term debt                       --                2,142
    Current portion of capital lease obligations                532                343
    Income taxes currently payable                             --                  122
    Other current liabilities                                  --                  197
                                                          ---------          ---------
         Total current liabilities                          284,217            258,621

Revolving credit loan                                        44,153             43,209
Other long-term debt                                           --                1,788
Capital lease obligations                                     1,852              1,893
Deferred income taxes                                         2,916              1,584
Other long-term liabilities                                   8,008              5,066
                                                          ---------          ---------
         Total liabilities                                  341,146            312,161
                                                          ---------          ---------

Stockholders' equity:
    Common stock                                                306                298
    Additional paid-in capital                               76,591             60,909
    Retained earnings                                       276,151            216,142
    Accumulated other comprehensive loss                       --                 (124)
                                                          ---------          ---------
         Total stockholders' equity                         353,048            277,225
                                                          ---------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 694,194          $ 589,386
                                                          =========          =========